WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING OF
THE STOCKHOLDERS OF
Willow Creek Enterprises, Inc.

_______________________________

November 23, 2009

_______________________________

In accordance with Section 222 of the General Corporation Law of the State of Delaware, the undersigned, being certain stockholders (the “Stockholders”) of Willow Creek Enterprises, Inc., a Delaware corporation (the “Corporation”), holding at least a majority of the voting power of the Corporation necessary to take such action listed below, by written consent in lieu of a special meeting of the Stockholders of the Corporation, hereby agree to the following resolution:

Amend Articles of Incorporation

Forward Share Split

 RESOLVED, that the Stockholders hereby approve that the Articles of Incorporation be amended from 100,000,000 common shares to 300,000,000 common shares bringing the total of authorized common shares to 300,000,000. There will be no change in the amount authorized preferred shares.

RESOLVED, that the Stockholders hereby approve a Forward Share Split of 1 old common share in exchange for 21 New Shares of common stock, bringing the total of issued  common shares to 165,199,986 from 7,866,666 common shares. There will be no change in the amount authorized preferred shares.

 The execution of this written consent shall constitute written waiver of any notice required by the General Corporation Law of the State of Delaware, the Corporation’s bylaws, as amended, or the Corporation’s articles of incorporation, as amended. The actions set forth herein shall be effective on the date first specified above.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this consent, which may be executed by facsimile and in counterparts, was executed by each of the undersigned stockholders on the date set forth opposite his, her or its signature, and the action taken hereby was effective on the date specified above.

/s/Sidney Swick		Number of shares	Percentage of shares

	Date: November 23, 2009	5,000,000	63.56%
Sidney Swick